Exhibit (a)(1)(D)

INSTRUCTIONS TO NOTICE OF WITHDRAWAL OF ELECTION FORM

If you previously elected to accept the offer by BrainsWay Ltd. (“BrainsWay”) to exchange some or all of your outstanding Eligible Options for New Options, subject to the terms and conditions of the Offer to Exchange Eligible Options for New Options, dated May 4, 2021 (the “Exchange Offer”), and you would like to change your election and withdraw the tender of any of your Eligible Options for exchange, you must complete and sign this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”) and return it to BrainsWay before 5:00 p.m., Eastern Time, on Wednesday, June 2, 2021. Once you have completed and signed this Notice of Withdrawal, please return it to BrainsWay by the following means:

Return via email (by PDF or similar imaged document file) to either Dana Zohar (in Israel) at HRIsrael@brainsway.com or Eileen Riordan (in the United States) at HRUS@brainsway.com

Your tendered Eligible Options will not be considered withdrawn from the Exchange Offer until we receive your properly completed and signed Notice of Withdrawal. If you miss the deadline to submit the Notice of Withdrawal but remain an Eligible Optionholder, any previously tendered Eligible Options will be cancelled pursuant to the Exchange Offer in exchange for the grant of New Options. You must sign the Notice of Withdrawal using the same name that appears on the Election Form you previously submitted. If your signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity for you, the signer’s full title and proper evidence of the authority of that person to act in that capacity must be identified on this Notice of Withdrawal.

You should receive a confirmation of receipt within three (3) business days after submitting your Notice of Withdrawal. If you have not received a confirmation of receipt before Monday, June 7, 2021, please contact us promptly via email to either Dane Zohar (in Israel) at HRIsrael@brainsway.com or Eileen Riordan (in the United States) at HRUS@brainsway.com to confirm that we received your Notice of Withdrawal.

DO NOT COMPLETE AND RETURN THIS NOTICE OF WITHDRAWAL UNLESS YOU WISH TO WITHDRAW A PREVIOUS TENDER OF ELIGIBLE OPTIONS FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER.

BRAINSWAY LTD.

19 HARTUM STREET, BYNET BUILDING, 3RD FLOOR, HAR HAHOTZVIM

JERUSALEM, 9777518, ISRAEL

NOTICE OF WITHDRAWAL OF ELECTION FORM

Return via email (by PDF or similar imaged document file) to either Dana Zohar (in Israel) at HRIsrael@brainsway.com or Eileen Riordan (in the United States) at HRUS@brainsway.com

I previously received from BrainsWay the Offer to Exchange Eligible Options for New Options, dated May 4, 2021, and the Election Form. I signed and returned the Election Form, in which I elected to tender some or all of my Eligible Options in exchange for New Options. By submitting this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”), I am revoking that election and hereby withdraw from the Exchange Offer with respect to the Eligible Options listed below:

Grant Date	Exercise Price	Number of Ordinary Shares Underlying Option	Election to tender Eligible Option in exchange for New Option(s)
		[ ] shares	☐ Revoke Election
		[ ] shares	☐ Revoke Election
		[ ] shares	☐ Revoke Election
		[ ] shares	☐ Revoke Election
		[ ] shares	☐ Revoke Election
		[ ] shares	☐ Revoke Election

I understand that, by signing this Notice of Withdrawal and delivering it to BrainsWay, I withdraw my acceptance of the Exchange Offer with respect to the Eligible Options listed above. By rejecting the Exchange Offer with respect to the Eligible Options listed above, I understand that such Eligible Options will not be cancelled in exchange for the grant of New Options, and I will retain these Eligible Options subject to their existing exercise price, term, vesting schedule and other terms and conditions. I agree that BrainsWay has made no representations or warranties to me regarding my rejection of the Exchange Offer. The withdrawal of the Eligible Options listed above is at my sole and exclusive discretion. I agree that BrainsWay will not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to withdraw the Eligible Options listed above.

By signing below, I hereby revoke my prior election to tender the Eligible Options listed above.

(Signature)

(Print Name)

(Date)